Exhibit 99.1
INDEX TO BALANCE SHEET

Page

Audited Balance Sheet of Trian Acquisition I Corp.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of January 29, 2008	F-3
Notes to Balance Sheet	F-4

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Trian Acquisition I Corp.:

We have audited the accompanying balance sheet of Trian Acquisition I Corp. (a corporation in the development stage) (the “Company”) as of January 29, 2008.  This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of January 29, 2008 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1 to the balance sheet, the Company will only continue in existence for a specified period of time if a business combination is not consummated.

/s/ Deloitte & Touche LLP
New York, New York
February 1, 2008

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
BALANCE SHEET
As of January 29, 2008

Assets
Current assets:
Cash and cash equivalents	$496,439
Restricted cash equivalents held in a trust account (Note 1)	905,608,000
Prepaid expenses	10,000
Total assets	$906,114,439

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$752,242
Deferred underwriters’ discount (Note 1)	29,808,000
Total current liabilities	30,560,242

Common stock subject to conversion, 36,799,999 shares
at conversion value on January 29, 2008	362,111,990

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or
outstanding at January 29, 2008	--
Common stock, $0.0001 par value; 500,000,000 shares authorized; 78,200,001 shares
issued and outstanding at January 29, 2008	7,820
Additional paid-in capital	513,578,959
Deficit accumulated during the development stage	(144,572)
Total stockholders’ equity	513,442,207

Total liabilities and stockholders’ equity	$906,114,439

See accompanying notes to the balance sheet.

TRIAN ACQUISITION I CORP.
(A Development Stage Company)
NOTES TO BALANCE SHEET

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

Trian Acquisition I Corp. (the “Company”) was incorporated in Delaware on October 16, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets.  The Company is considered in the development stage and is subject to the risks associated with development stage companies.

At January 29, 2008, the Company had not commenced any operations.  All activity through January 29, 2008 relates to the Company’s formation and its initial public offering described below.  The Company’s fiscal year ends on December 31.

The registration statement for the Company’s initial public offering (the “Offering”) described in Note 2 was declared effective January 23, 2008.  The Company consummated the Offering (including shares sold pursuant to the underwriters’ exercise of their over-allotment option) on January 29, 2008 and immediately prior to such Offering, the Company’s Sponsor (as defined below) purchased 10,000,000 warrants at $1.00 per warrant from the Company in a private placement (the “Private Placement”). (See Notes 2 and 4).  The net proceeds of the Offering and the Private Placement are intended to be generally applied toward consummating one or more business combinations with an operating company.  The business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the Company’s net assets held in trust (net of taxes and amounts disbursed to the Company for working capital purposes and excluding the amount of the underwriters’ deferred commission held in trust) at the time of such business combination.  If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of such net assets at the time of the business combination.  The Company will not consummate a business combination unless it acquires a controlling interest in a target company, whether through the acquisition of the majority of the voting interests of the target or through other means.

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry or group of industries.  Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for increasing profitability.

Net proceeds of $905,608,000 from the Offering and the Private Placement are held in a trust account (“Trust Account”) and will only be released to the Company upon the earlier of: (i) the consummation of a business combination; or (ii) the Company’s liquidation, except to satisfy stockholder conversion rights.  The proceeds in the trust account include 3.24% of the Offering proceeds representing a deferred underwriting discount.  Upon consummation of a business combination, $29,808,000, which constitutes the underwriters’ deferred discount, reduced pro-ratably by the exercise of stockholder conversion rights (as described below), will be paid to the underwriters from the funds held in the Trust Account.  The proceeds outside of the Trust Account as well as the income of up to $9,500,000 earned on the Trust Account that may be released to the Company (as discussed in Note 2) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.  The proceeds held in the Trust Account may be invested by the trustee only in United States government securities with maturities of 180 days or less or in money market funds, both meeting certain conditions of the Investment Company Act of 1940.

The Company will seek stockholder approval before it will effect a business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.  In connection with the stockholder vote required to approve any business combination or any extension of the Company’s corporate existence up to July 23, 2010 (which is 30 months from the date of the prospectus filed with the Securities and Exchange Commission) (the “Extension Period”) in the event the Company has entered into a definitive agreement for, but has not yet consummated, any business combination, the Company’s stockholders immediately prior to the consummation of the Offering, including Trian Acquisition I, LLC, a Delaware limited liability company (the “Sponsor”), have agreed and their permitted transferees will agree, to vote the shares owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the public stockholders.  The Company will proceed with a business combination only if (i) the business combination is approved by a majority of votes cast by the Company’s public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by a majority of the Company’s outstanding shares of common stock, and (iii) conversion rights (as described below) have been exercised with respect to less than 40% of the shares of common stock issued in the Offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which the Company must consummate a business combination and the stockholder vote to approve a business combination).  If the conditions to consummate the proposed business combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another business combination.

If the business combination is approved and consummated, subject to a limitation on the ability of a stockholder or more than one stockholder acting as a group to exercise conversion rights with respect to more than 10% of the outstanding shares, each public stockholder voting against such business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the Trust Account (including the deferred underwriters’ discount and income earned on the Trust Account, net of income taxes payable on such income and net of income of up to $9,500,000 on the Trust Account disbursed to fund the Company’s working capital requirements).  Public stockholders who convert their stock into their share of the Trust Account will continue to have the right to exercise any warrants they may hold.

If the Company does not consummate a business combination by January 23, 2010 (or within the Extension Period, if applicable), the Company will liquidate and promptly distribute only to the public stockholders the amount in the Trust Account, less any income taxes payable on income and any income of up to $9,500,000 previously released to the Company and used to fund its working capital requirements, plus any remaining net assets.  If the Company fails to consummate such business combination within such time period, the Company’s amended and restated certificate of incorporation also provides that the Company’s corporate existence will automatically cease on January 23, 2010 (or at the conclusion of the Extension Period, if applicable) except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the $10 offering price per share (assuming no value is attributed to the warrants contained in the units offered in the Offering discussed in Note 2).

On January 23, 2008 the Company declared a stock dividend of 0.06667 shares of common stock for each share of common stock issued and outstanding and adjusted the number of sponsor units and warrants included in those units.  All share and per share data in the balance sheet and accompanying notes reflect this stock dividend.

Cash and cash equivalents—The Company considers all highly liquid investments with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents at January 29, 2008 principally consist of cash in a mutual fund money market account.

Restricted cash equivalents held in a trust account—The amounts held in a trust account represent substantially all of the proceeds of the Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a business combination.

Concentration of credit risk—Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes that Company is not exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held.  The Company does not believe the cash equivalents held in a trust account are subject to significant credit risk as the portfolio is invested in United States government securities and a money market fund that invests in securities of the United States government.

Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Income taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income.  Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Offering costs—Offering costs consisting principally of legal, accounting and printing and engraving expenses that were related to the Offering were charged to additional paid-in capital at the closing of the Offering on January 29, 2008.

Common stock subject to conversion—As discussed in more detail in Note 1, the Company will only proceed with a business combination if (1) it is approved by a majority of the votes cast by the Company’s public stockholders and (2) public stockholders holding less than 40% (36,800,000) of the shares of common stock sold in the Offering exercise their conversion rights.  Accordingly, the Company has classified 36,799,999 shares of its common stock outside of permanent equity as “Common stock subject to conversion,” at an initial conversion price of $9.84 on January 29, 2008.  The Company recognizes changes in the conversion value as they occur and adjusts the carrying value of the common stock subject to conversion to be equal to its conversion value at the end of each reporting period.

Recent accounting pronouncements—In December 2007, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”).  SFAS 141(R) retains the fundamental requirements of SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS 141(R) establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in an acquisition, at their fair value as of the acquisition date. SFAS 141(R) also requires an acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values.  Additionally, SFAS 141(R) will require that acquisition-related costs in a business combination be expensed as incurred, except for costs incurred to issue debt and equity securities. This statement applies prospectively to business combinations effective with the Company’s first fiscal quarter of 2009.  Early adoption is not permitted.  The Company is in the process of evaluating the impact SFAS 141(R) may have on its consolidated financial position and results of operations.

In December 2007, the FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”).  SFAS 160 amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest, also referred to as minority interest, in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 requires that the noncontrolling interest in a subsidiary be clearly identified and presented within the equity section of the consolidated statement of financial position but separate from the company’s equity.  Consolidated net income attributable to the parent and to the noncontrolling interest must be clearly identified and presented on the face of the consolidated statement of income.  SFAS 160 requires that any subsequent changes in a parent’s ownership interest while still retaining its controlling financial interest in its subsidiary must be accounted for as equity transactions on a consistent basis.  In addition, SFAS 160 requires that upon the deconsolidation of a subsidiary, both the gain or loss arising from the deconsolidation and any retained noncontrolling equity investment in the former subsidiary be measured at fair value.  SFAS 160 is effective commencing with the Company’s first fiscal quarter of 2009.  Early adoption is not permitted.  The Company is in the process of evaluating the impact FAS 160 may have on its consolidated financial position and results of operations.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 2—PUBLIC OFFERING

On January 29, 2008, the Company sold 92,000,000 units, which included 12,000,000 units sold pursuant to the underwriters’ exercise of their over-allotment option, in the Offering at a price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant.  Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 per share commencing on later of: (i) the consummation of the business combination, or (ii) January 23, 2009.  The warrants will be exercisable only if the Company continues to provide for an effective registration statement covering the shares of common stock issuable upon exercise of the warrants.  In no event will the holder of a warrant be entitled to receive a net cash settlement or other consideration in lieu of physical settlement in shares of the Company’s common stock.

The warrants expire on January 23, 2013, unless earlier redeemed.  The warrants included in the units sold in the Offering are redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the common stock exceeds $13.75 per share for any 20 trading days within a 30-trading day period.

The warrants are classified within stockholders’ equity since, under the terms of the warrants, the Company cannot be required to settle or redeem them for cash.

NOTE 3—INCOME TAXES

Components of the Company’s deferred tax assets are as follows:

Net operating loss carryforward	$49,154
Less valuation allowance	(49,154)
Total	$--

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.  The effective tax rate differs from the statutory rate of 34% due to the establishment of the valuation allowance.  The net operating loss carryforwards begin to expire in 2027.

NOTE 4—NOTE PAYABLE TO SPONSOR AND OTHER RELATED PARTY TRANSACTIONS

On November 5, 2007, the Sponsor made a $250,000 loan to the Company to fund a portion of the organizational and offering expenses owed by the Company to third parties.  The principal balance of the loan was repaid on January 29, 2008.  The loan had been repayable on the earlier of (i) the date of the consummation of the Offering and (ii) September 30, 2008.  No interest accrued on the unpaid principal balance of the loan.

On January 29, 2008, the Sponsor purchased 10,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $10,000,000) from the Company.  The Sponsor is permitted to transfer the warrants held by it to certain permitted transferees, including the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Company or the Sponsor, Trian Fund Management, L.P., an affiliate of the Sponsor, and any officers, directors, members and employees of the Sponsor, Trian Fund Management, L.P. or such affiliates, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Sponsor.  Otherwise, these warrants are not transferable or salable by the Sponsor (except as described below) until after the consummation of a business combination.  The sponsor warrants may be exercised by paying cash or on a cashless basis and are non-redeemable as long as they are held by the Sponsor or its permitted transferees.  Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants included in the units sold in the Offering.

Prior to the closing of the Offering, Trian Fund Management, L.P. agreed to cause Trian Partners (defined below) to place limit orders for up to $75,000,000 of the Company’s common stock commencing two days after the Company files a preliminary proxy statement relating to a business combination by the Company and ending on the business day immediately preceding the record date for the meeting of stockholders at which the business combination is to be approved, or earlier under certain circumstances.  “Trian Partners” refers to Trian Fund Management, L.P., its affiliates and the funds and accounts managed by Trian Fund Management, L.P. or its affiliates.  The limit orders will require Trian Partners to purchase any of the shares of the Company’s common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase.  Any portion of the $75,000,000 not used for open market purchases of the Company’s common stock will be applied to the purchase of the Company’s units from the Company, at a price of $10 per unit, immediately prior to the consummation of a business combination.

In December 2007, the Sponsor sold an aggregate of 1,893,332 shares of common stock included in the sponsor units discussed in Note 5 to certain officers and directors of the Company and other related parties for a purchase price per share equal to the purchase price per unit paid by the Sponsor.  In these sales, the Sponsor sold shares for an aggregate purchase price of approximately $2,058, or approximately $0.0011 per share.

The Company has agreed to pay $10,000 a month in total for office space and general and administrative services to Trian Fund Management, L.P.  Services commenced promptly after the effective date of the Offering and will terminate upon the earlier of (i) the consummation of a business combination and (ii) the liquidation of the Company.  The Company’s officers are employees of Trian Fund Management, L.P.

    In addition, prior to a business combination, Trian Fund Management, L.P. will provide guarantees of certain of the Company’s obligations to its officers and directors under indemnity agreements.  The Company will not pay a fee for any such guarantees.

NOTE 5—SPONSOR UNITS

In October 2007, the Sponsor purchased an aggregate of 23,000,000 units for an aggregate purchase price of $25,000, or $0.0011 per unit.  This included an aggregate of 3,000,000 units that were subject to mandatory  redemption by the Company if and to the extent the underwriters’ over-allotment option was not exercised, so that the Sponsor and its permitted transferees would own 20% of the Company’s issued and outstanding shares after the Offering.  However, all of the underwriters’ over-allotment was exercised in connection with the Offering.  There are no circumstances beyond the Company’s control that would require the Company to redeem the warrants for cash.  Accordingly, the warrants included in the units have been classified within “Stockholders’ equity” in the accompanying balance sheet as of January 29, 2008.

Each sponsor unit consists of one share of common stock and one warrant.  The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units sold in the Offering, except that:

•	such common stock and warrants are subject to the transfer restrictions described below;

•
the Sponsor has agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public stockholders at a special or annual stockholders meeting called for the purpose of approving the Company’s business combination or any extension of the Company’s corporate existence up to July 23, 2010 in the event the Company has entered into a definitive agreement for, but has not yet consummated, any business combination;

•	the Sponsor and its permitted transferees will not be able to exercise the conversion rights described in Note 1 with respect to the common stock;

•	the Sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the common stock if the Company fails to consummate a business combination;

•
such warrants may not be exercised unless and until the last sale price of the common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after the business combination;

•	such warrants will not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees; and

•	such warrants may by exercised by the holders by paying cash or on a cashless net share settlement basis.

The Sponsor has agreed, subject to certain exceptions described below, not to transfer, assign or sell any of the sponsor units or any of the common stock or warrants included in such units (including the common stock issuable upon exercise of the warrants) for a period of 180 days from the date of consummation of a business combination.

    The Sponsor is permitted to transfer its sponsor units and the common stock and warrants comprising such units (including the common stock issuable upon exercise of warrants) to the Company’s officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Company, the Sponsor or Trian Fund Management, L.P. and any officers, directors, members or employees of the Sponsor, Trian Fund Management, L.P. or such affiliates, but the transferees receiving such securities will be subject to the same transfer restrictions as the Sponsor.  Any such transfers will be made in accordance with applicable securities laws.  See Note 4 for disclosure of the transfers that took place in December 2007.

NOTE 6—STOCKHOLDERS’ EQUITY

Preferred Stock
The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.  No shares were issued and outstanding as of January 29, 2008.

Common Stock
The initial authorized common stock of the Company included up to 225,000,000 shares.  The holders of the common stock are entitled to one vote for each share of common stock.  In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.  On January 29, 2008, the Company amended and restated its certificate of incorporation to, among other things, increase the number of authorized shares of the Company’s common stock to 500,000,000.

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